UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 17, 2013
SEACOAST BANKING CORPORATION OF FLORIDA
(Exact Name of Registrant as Specified in its Charter)

Florida	001-13660	59-2260678
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

815 Colorado Avenue, Stuart, Florida	34994
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (772) 287-4000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On September 17, 2013, the Board of Directors (the “Board”) of Seacoast Banking Corporation of Florida (“Seacoast” or the “Company”) elected Dennis J. Arczynski as a director, effective immediately, replacing John H. Crane who retired from the Board in July 2013. Mr. Arczynski will stand for election as a Class II director at Seacoast’s 2014 annual meeting of shareholders and, if elected, Mr. Arczynski will serve a term expiring at the Company’s 2016 annual meeting of shareholders, along with the other Class II directors.

Mr. Arczynski was also appointed chairman of the Company’s Risk Committee and to serve as a member of the Company’s Audit Committee. He has been a director of the Company’s operating subsidiary, Seacoast National Bank (the “Bank”), since May 2007, and has been serving as chairman of the Bank’s Enterprise Risk Management Committee and as a member of its Audit Committee.

Mr. Arczynski has been the owner/operator of Dennis Arczynski & Company, a risk management, corporate governance, regulatory affairs and banking consulting firm since 2007. He previously served for 33 years in various leadership positions with the Office of the Comptroller of the Currency (“OCC”) at the OCC’s Washington DC headquarters and several district offices. Mr. Arczynski graduated from the University of Maryland with a Bachelor of Science Degree in finance and from Johns Hopkins University with a Master of Administrative Science Degree in business.

Mr. Arczynski was not selected as a director pursuant to any arrangement or understanding between him and any other person. There are no related party transactions (as defined in Item 404(a) of Regulation S-K) between the Company and Mr. Arczynski. Mr. Arczynski’s compensation for his service as a director is in accordance with the Company’s customary director compensation policies. Under the new director compensation policy for non-employee directors of the Company adopted by the Board effective July 1, 2013, Mr. Arczynski receives: (1) an annual retainer of $75,000 for his service as a director of the Company and the Bank, half of which is paid in the form of an equity grant of the Company’s common stock; and 2) an additional annual cash retainer of $10,000 for chairing the Company’s Risk Committee. The cash retainers are paid in quarterly installments. The portion of the annual retainer paid in the form of an equity grant is awarded under the 2013 Incentive Plan or other shareholder-approved plan in January of the year following the director’s service. Non-employee directors elect, on an annual basis at year-end, whether or not they wish to participate in the Company’s Directors’ Deferred Compensation Plan and may defer some or all of the cash or stock compensation paid to them for their service into the plan.

On September 17, 2013, Seacoast issued a press release announcing the appointment of Mr. Arczynski to the Board. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated September 17, 2013 announcing the appointment of Dennis J. Arczynski as a director of Seacoast

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOAST BANKING CORPORATION OF FLORIDA

By:	/s/ Dennis S. Hudson, III
Dennis S. Hudson, III Chairman and Chief Executive Officer

Date: September 23, 2013